Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

September 20, 2021

Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, California 94025

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed on or about the date hereof by Pacific Biosciences of California, Inc. (the “Company”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by the selling stockholders named therein (the “Selling Stockholders”) of up to 11,214,953 shares of the Company’s common stock, $0.001 par value per share (the “Shares”). The Selling Stockholders agreed to acquire the Shares from the Company pursuant to a Securities Purchase Agreement, dated July 19, 2021, by and among the Company and each of the investors named in Exhibit A thereto (the “Securities Purchase Agreement”).

We, as counsel for the Company in connection with the registration for resale of the Shares, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed: (a) the genuineness of all signatures, (b) the authenticity of all documents submitted to us as originals, (c) the conformity with the originals of all documents submitted to us as copies and the authenticity of the originals of such documents, (d) the legal competence of all signatories to such documents, and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

AUSTIN    BEIJING    BOSTON    BRUSSELS    HONG KONG    LONDON    LOS ANGELES    NEW YORK    PALO ALTO

SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

Pacific Biosciences of California, Inc.

Registration Statement on Form S-3

September 20, 2021

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation
WILSON SONSINI GOODRICH & ROSATI Professional Corporation